                                                                      EXHIBIT 99

                McDERMOTT INTERNATIONAL, INC. ADDITIONAL EXHIBITS
                       SUPPLEMENTARY FINANCIAL INFORMATION
            PREPARED IN ACCORDANCE WITH AND SOLELY FOR THE PURPOSE OF
            COMPLYING WITH CERTAIN PANAMANIAN SECURITIES REGULATIONS

                                                    Year Ended
                                                   December 31,
                                                       2005
                                                  --------------
                                                    (Unaudited)
                                                  (In thousands)
                   ARTICLE 29

RULE #9 - INVESTMENTS IN SUBSIDIARIES AND OTHER
   INVESTEES AT EQUITY
   Head Office (Parent Company)                     $  (21,470)
   Subsidiaries and Affiliates                              --
   Eliminations/Other                                   44,339
                                                    ----------
      McDERMOTT INTERNATIONAL, INC.                 $   22,869
                                                    ==========
RULE #25C - PARENT-COMPANY ACCOUNTS AND NOTES
   PAYABLE TO SUBSIDIARIES
   Head Office (Parent Company)                     $  190,802
   Eliminations/Other                                 (190,802)
                                                    ----------
McDERMOTT INTERNATIONAL, INC.                       $       --
                                                    ==========
                   ARTICLE 30

(c) - OPERATING EXPENSES BY SEGMENT
   Marine Construction Services                     $1,104,710
   Government Operations                               533,059
   Eliminations                                            719
                                                    ----------
      McDERMOTT INTERNATIONAL, INC.                 $1,638,488
                                                    ==========
RULE #40 - OPERATING REVENUES
   Head Office (Parent Company)                     $       --
   Subsidiaries and Affiliates                       1,856,311
   Eliminations/Other                                       --
                                                    ----------
      McDERMOTT INTERNATIONAL, INC.                 $1,856,311
                                                    ==========

                                                                       Continued

                                                    Year Ended
                                                   December 31,
                                                       2005
                                                  --------------
                                                    (Unaudited)
                                                  (In thousands)
   ARTICLE 30 - Continued

RULE #41 - OPERATING EXPENSES
   Head Office (Parent Company)                     $    8,268
   Subsidiaries and Affiliates                       1,663,585
                                                    ----------
      McDERMOTT INTERNATIONAL, INC.                 $1,671,853
                                                    ==========
RULE #43 - DIVIDENDS RECEIVED
   Head Office (Parent Company)
      from Subsidiaries and Affiliates              $      250
   Subsidiaries and Affiliates
      from Other Corporations                           35,809
   Eliminations/Other                                     (250)
                                                    ----------
      McDERMOTT INTERNATIONAL, INC.                 $   35,809
                                                    ==========
RULE #44 - INTEREST INCOME
   Head Office (Parent Company):
      from Subsidiaries and Affiliates              $       84
      from Other Corporations                            1,248
   Subsidiaries and Affiliates
      from Other Corporations                           19,820
      Eliminations                                         (84)
                                                    ----------
      McDERMOTT INTERNATIONAL, INC.                 $   21,068
                                                    ==========
RULE #46 - OTHER MISCELLANEOUS REVENUES
   Currency Exchange                                $    1,036
   Debt Premium Payments                                (1,750)
   Other Items - Net                                      (242)
                                                    ----------
      McDERMOTT INTERNATIONAL, INC.                 $     (956)
                                                    ==========
RULE #51 - INVESTMENTS IN UNCONSOLIDATED
   AFFILIATES AT EQUITY
   Balance at December 31, 2004                     $    8,973
   Equity Income                                        40,523
   Dividends Received                                  (35,809)
   Other Changes                                         9,182
                                                    ----------
   Balance at December 31, 2005                     $   22,869
                                                    ==========


                                       15